Exhibit 10.24

SUBLEASE

Between

HYATT CORPORATION,

as Sublandlord

and

H GROUP HOLDING, INC.,

as Subtenant

71 South Wacker Drive

Chicago, Illinois

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8.	Use of Subleased Premises		7

9.	Additions and Alterations		7

10.	Shared Facilities.		7

	10.1.	Costs and Expenses - Construction	7
	10.2.	Cafeteria	7
	10.3.	Fitness Center	8

11.	Parking		8

12.	Insurance		8

	12.1.	Required Insurance	8
	12.2.	Waivers of Claims	8

13.	Damage or Destruction		8

14.	Condemnation		9

15.	Indemnification Generally		9

16.	Representations and Warranties of Sublandlord		9

17.	Other Subtenants		10

18.	Inapplicable Provisions of Master Lease		10

19.	Shared Floor and Facilities		10

20.	Covenant of Quiet Enjoyment		10

21.	Brokers		10

22.	Notices		11

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23.	Non-Waiver of Default	11

24.	Memorandum of Sublease	12

25.	No Interpretation Against Drafter	12

26.	Execution and Counterparts	12

27.	Partial Invalidity	12

28.	Attorneys’ Fees	12

29.	Further Assurances	12

30.	Execution of Sublease; No Option or Offer	12

31.	Entire Agreement	12

32.	Subordination	13

EXHIBIT A     MASTER LEASE

EXHIBIT B     FLOOR PLAN OF THE SUBLEASED PREMISES

EXHIBIT C    CONFIRMATION AGREEMENT

EXHIBIT D    MASTER LANDLORD RECOGNITION AGREEMENT

EXHIBIT E    NET RENT SCHEDULE

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INDEX OF DEFINED TERMS

Additional Rent	1
Building	1
Commencement Date	2
Common Facilities	12
Confirmation Agreement	2
Fit-Out Work Contractor	5
Master Landlord	1
Master Landlord Recognition Agreement	3
Master Lease	1
Net Rent	2
Other Subtenants	5
Rent	4
Sublandlord	1
Sublease	1
Sublease Term	2
Subleased Premises	1
Subtenant	1
Subtenant’s Share	2
Tenant Improvements Construction Contract	5
Termination Date	2

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SUBLEASE

This SUBLEASE (this “Sublease”) is made as of the 15th day of June, 2004, by and between HYATT CORPORATION, a Delaware corporation (“Sublandlord”), and H GROUP HOLDING, INC., a Delaware corporation (“Subtenant”), with reference to the following:

RECITALS:

A. FrankMon LLC, a Delaware limited liability company (the “Master Landlord”), as lessor, and Sublandlord, as lessee, heretofore entered into that certain Amended and Restated Office Lease dated as of June 15, 2004 (as the same may be amended or modified, from time to time, the “Master Lease”), pursuant to which Master Landlord leased to Sublandlord, and Sublandlord leased from Master Landlord, certain premises to be located in an office building, the address of which will be 71 South Wacker Drive, Chicago, Illinois (the “Building”). A copy of the Master Lease is attached hereto as Exhibit “A”. All capitalized terms not otherwise defined herein shall have the same meanings as are ascribed to such terms in the Master Lease.

B. Sublandlord desires to sublet to Subtenant, and Subtenant desires to sublet from Sublandlord, a portion of the Master Premises located on a portion of the 10th floor of the Building and consisting of approximately 7,933 square feet of Rentable Area (the “Subleased Premises”), such Subleased Premises being more particularly depicted on Exhibit “B” attached hereto.

AGREEMENT

NOW, THEREFORE, with reference to the foregoing recitals, each of which are deemed to be a part of this Sublease, and in consideration of the mutual covenants and agreements contained in this Sublease, Sublandlord and Subtenant hereby agree as follows:

1. Definitions. For purposes of this Sublease, the following terms shall have the following meanings:

1.1. Additional Rent. “Additional Rent” means (i) Subtenant’s Share of any and all sums classified as Additional Rent under Article 3 of the Master Lease, including, but not limited to, Taxes, Operating Expenses, Net Shared Facilities Costs, Rent attributable to the Fitness Center, Cafeteria and Circulation Area payable pursuant to Paragraph 3(G) of the Master Lease, and any other sums deemed to be Additional Rent under the Master Lease that are paid by Sublandlord based upon the “Tenant’s Pro Rata Share,” the “Tenant’s SFR Share” or the “Tenant’s SFC Share” of Sublandlord, in each instance as such share is determined from time to time under the Master Lease, and (ii) any other sums deemed to be Additional Rent under the Master Lease which are payable by Sublandlord at any time pursuant to the Master Lease to the extent related to the Subleased Premises and Subtenant’s occupancy thereof, from the Commencement Date through the Termination Date. Any underpayments or overpayments by Subtenant of Additional Rent, as the case may be, shall be adjusted, remitted or refunded, as provided in Paragraphs 3(C) and 3(F) of the Master Lease, and such obligations shall survive the termination of this Sublease. Additional Rent, however, shall not include any sums payable to Landlord under the Master Lease as a result of the activities, operations, or any act or omission of Sublandlord or any other subtenant of the Premises including, but not limited to, additional services requested by Sublandlord or any such other subtenant, or sums payable as a result of any breach by Sublandlord or any such other subtenant of the terms and provisions of the Master Lease, any sublease or any other document or instrument.

1.2. Commencement Date. The term “Commencement Date” means the Mid-Rise Rent Commencement Date. Following the Commencement Date, Sublandlord and Subtenant shall execute an agreement confirming the Commencement Date and any other information reasonably requested by Sublandlord or Subtenant pertinent to this Sublease in substantially the form attached to this Sublease as Exhibit “C” (the “Confirmation Agreement”).

1.3. Net Rent. The term “Net Rent” means the base net rent due for the Subleased Premises during the Sublease Term in the amounts set forth on Exhibit “E” attached hereto:

1.4. Sublease Term. The term “Sublease Term” means the term commencing on the Commencement Date and ending on the Initial Term Expiration Date (the “Termination Date”), subject to extension pursuant to Section 2.2 below.

1.5. Subtenant’s Share. The “Subtenant’s Share” means a fraction, the numerator of which is the number of square feet of Rentable Area of the Subleased Premises and the denominator of which is the number of square feet of Rentable Area of the Master Premises. Subtenant’s Share on the Commencement Date shall be set forth in the Confirmation Agreement or at such time as the Rentable Areas of the Subtenant Premises and the Premises are determined pursuant to Paragraph 1(C) of the Master Lease. Subtenant’s Share is subject to adjustment pursuant to the formula set forth above if and to the extent the square footage of the Rentable Area of the Subleased Premises and/or the Master Premises is adjusted from time to time pursuant to the Master Lease.

2. Sublease of Subleased Premises.

2.1. Initial Term. Sublandlord hereby subleases to Subtenant and Subtenant hereby Subleases from Sublandlord the Subleased Premises for the Sublease Term on the terms and subject to the conditions set forth in this Sublease. The validity and enforceability of this Sublease is contingent upon and subject to Master Landlord’s execution and delivery of the instrument substantially in the form attached hereto as Exhibit “D” (the “Master Landlord Recognition Agreement”). Sublandlord shall pay any review expenses charged by Master Landlord in connection with its review and approval of this Sublease and Subtenant.

2.2. Renewal Option. Subtenant, at any time on or prior to the 30th day preceding the last day on which Sublandlord may exercise a Renewal Option pursuant to Article 35 of the Master Lease, may elect to cause Sublandlord to exercise the applicable Renewal Option with respect to the Subleased Premises, whereupon Sublandlord shall so exercise such Renewal Option. The Sublease Term thereafter shall be extended for the length of the First Renewal Term or the Second Renewal Term, as applicable, and Subtenant shall pay Net Rent for the applicable Renewal Term in the amount determined by Master Landlord and Sublandlord pursuant to Article 35 of the Master Lease. Subtenant shall be entitled to participate with Sublandlord in the negotiation and determination of the Fair Market Rental Value for the Renewal Premises, but the final negotiation and determination of such Fair Market Rental Value shall be made by Master Landlord and Sublandlord pursuant to the provisions

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of the Master Lease. If and to the extent Master Landlord, pursuant to the Master Landlord Recognition Agreement, shall have committed to enter into a direct lease with Subtenant upon and subject to the terms and conditions of the Master Lease, as modified by this Sublease, for the Renewal Term(s), Sublandlord and Subtenant shall cooperate to effect a direct lease between Master Landlord and Subtenant for the Subleased Premises only upon the terms and conditions of the Master Lease as modified hereby.

3. Delivery of the Subleased Premises. Sublandlord shall deliver exclusive possession of the Subleased Premises in broom clean condition to Subtenant on or prior to the Commencement Date.

4. Rent Payments.

4.1. Commencement of Net Rent. Subtenant’s obligations to make payments of Net Rent shall commence on the Commencement Date. Subtenant shall pay the Net Rent, without prior notice or demand, to Sublandlord at the address set forth in Paragraph 22 below, or at such other address as Sublandlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, on the Commencement Date and thereafter in advance on or before the first day of each and every calendar month of the Sublease Term, without any abatement, deduction or set-off whatsoever, except as expressly provided for in this Sublease. Any payments due under this Paragraph 4.1 shall be prorated for any partial calendar month occurring during the Sublease Term.

4.2. Additional Rent. In addition to Net Rent payable by Subtenant with respect to the Subleased Premises, commencing on the Commencement Date, Subtenant shall pay to Sublandlord, as Additional Rent, Subtenant’s Share of all amounts of Additional Rent payable by Sublandlord to Master Landlord pursuant to the Master Lease, which are allocable to the Sublease Term. If the amount of Additional Rent payable by Sublandlord for the Subleased Premises is separately identifiable on the statements from Master Landlord, then Subtenant shall pay such amount. Payments for the first and last years of the Sublease Term shall be equitably prorated. During the Sublease Term, Sublandlord shall provide to Subtenant copies of all statements, estimates, reconciliations and audits of Taxes and Operating Expenses received from Master Landlord pursuant to the Master Lease. Sublandlord shall provide to Subtenant, with each statement relating to the payment and adjustment of Additional Rent, the basis for the calculation thereof in sufficient detail for Subtenant to confirm, as between Sublandlord and Subtenant, the amount owed without the necessity of obtaining further data from Master Landlord or Sublandlord. Net Rent and Additional Rent shall be together referred to herein as “Rent.”

4.3. Audit. Sublandlord, if Subtenant so requests, shall exercise its right to audit and review Master Landlord’s books and records pertaining to any calculation of Additional Rent subject to and in accordance with Sublandlord’s rights applicable thereto set forth in Paragraph 3(F) of the Master Lease. Sublandlord shall appoint the accountant to be used for Tenant’s review, and Sublandlord and Subtenant shall cooperate with each other to effect an efficient conduct of Tenant’s review. Subtenant shall bear the cost incurred to conduct such review, except that if such review results in a finding of an overpayment by Sublandlord and Subtenant of Additional Rent, Sublandlord and Subtenant, together with any of the other subtenants of the Master Premises

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that request Subtenant to perform such a review, shall share ratably the cost associated with the conduct of such review. Sublandlord shall cooperate with Subtenant in order to permit Subtenant to conduct such review, including, but not limited to, making such requests and inquiries of Master Landlord as Subtenant deems necessary to the extent same are permitted pursuant to such Paragraph 3(F) of the Master Lease.

4.4. Amounts Due Subsequent to Termination. If at any time subsequent to the Termination Date or the date of the earlier termination of this Sublease, any other amounts are due under this Sublease with regard to any ongoing liability under this Sublease the party so owing such amount, shall remit such amount within ten (10) Business Days after the demanding party’s demand by written notice.

4.5. Rent Payments to Master Landlord. If and to the extent Sublandlord so directs, Subtenant shall make its monthly payments of Net Rent and Additional Rent directly to Master Landlord in the manner and to the location provided in the Master Lease.

5. Condition of the Subleased Premises.

5.1. Construction of Improvements. Subtenant acknowledges and agrees that certain improvements to the Subleased Premises are being constructed by or on behalf of Sublandlord pursuant to a certain construction contract (the “Tenant Improvements Construction Contract”) by and between Pritzker Realty Group, L.P. and Power Construction Company (the “Fit-Out Work Contractor”), pursuant to which Pritzker Realty Group, L.P., on behalf of Sublandlord, Subtenant, and other subtenants of Sublandlord, is constructing or causing to be constructed and completed certain improvements throughout the Master Premises, for the use by Subtenant with respect to the Subleased Premises only, and certain other subtenants of Sublandlord (the “Other Subtenants”) with respect to their respective subleased premises. Sublandlord and Subtenant further acknowledge and agree that each of Subtenant and the Other Subtenants shall bear a portion of the costs to construct the improvements in the Master Premises, to the extent such costs exceed the Fit-Out Allowance, and that the allocation of such excess costs shall be determined and paid pursuant to separate agreements.

5.2. As-Is Condition. Subtenant shall accept possession of the Subleased Premises on the Commencement Date in their as-is condition. Sublandlord and Subtenant, however, following the Commencement Date, shall jointly prepare a list of the Fit-Out Work still to be completed by the Fit-Out Work Contractor, and Sublandlord, through its consultant, Pritzker Realty Group, L.P., shall use commercially reasonable efforts to cause the Fit-Out Work Contractor to complete such remaining Fit-Out Work as soon as practicable following the Commencement Date.

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6. Master Lease - Rights and Obligations of Subtenant.

6.1. Rights and Obligations. Except to the extent expressly excluded or limited elsewhere in this Sublease or in the Master Lease, from and after the Commencement Date, Subtenant shall enjoy all of the rights and benefits and shall perform all of the obligations of Sublandlord as the “Tenant” under the Master Lease as if the Subtenant were the “Tenant” under the Master Lease with regard to the Subleased Premises.

6.2. Indemnification by Subtenant. Subtenant shall not take any action or do or perform any act or fail to perform any act which would result in the failure or breach of any of the covenants, agreements, terms, provisions or conditions of the Master Lease on the part of the Tenant thereunder. Subtenant hereby agrees to indemnify and hold Sublandlord harmless from and against any and all claims, losses and damages, including, without limitation, reasonable attorneys’ fees and disbursements, which may at any time be asserted against Sublandlord by (a) Master Landlord for failure of Subtenant to perform any of the covenants, agreements, terms, provisions or conditions contained in the Master Lease which by reason of the provisions of this Sublease, Subtenant is obligated to perform, or (b) any person by reason of Subtenant’s use and/or occupancy of the Subleased Premises. In each and every instance in which Subtenant fails to perform its obligations and/or comply with all of the terms and provisions to be performed by Subtenant with regard to the Subleased Premises as the “Tenant” under the Master Lease, Sublandlord may, but shall not be obligated to, with regard to the Subleased Premises, take such actions against Subtenant as Master Landlord may take or have under the Master Lease. As between Sublandlord and Subtenant, in the event of any conflict between any of the terms and conditions of the Master Lease and this Sublease, this Sublease shall prevail and control.

6.3. Direct Arrangements with Master Landlord. Subtenant may make direct arrangements with Master Landlord regarding additional hours of air conditioning and other services to the Subleased Premises, and Subtenant shall pay any and all costs with regard to such services. Sublandlord further grants to Subtenant the right to deal directly with Master Landlord with respect to the rights of Sublandlord under the Master Lease with respect solely to the Subleased Premises, the conduct or manner of conduct of Subtenant’s or Master Landlord’s activities in the Subleased Premises, or work to be performed or services to be rendered by Master Landlord relating to the Subleased Premises or the parking rights of Subtenant hereunder, it being the intent of the parties hereto that Subtenant may exercise such rights as are reasonably necessary to permit Subtenant the use, occupancy and enjoyment of the Subleased Premises on a daily basis.

6.4. Master Lease Superior. This Sublease shall be and remain at all times subject and subordinate to the terms of the Master Lease.

7. Master Lease - Obligations of Sublandlord.

7.1. Enforcement of Master Landlord Obligations. Subtenant recognizes and acknowledges that Sublandlord is not the owner of and does not operate the property of which the Subleased Premises are a part, and, therefore, is not in a position to carry out and perform the obligations of Master Landlord under the Master Lease. Sublandlord, however, shall take such actions as are reasonably necessary to enforce Sublandlord’s rights under the Master Lease and to use its commercially reasonable and good faith efforts to cause Master Landlord to perform its obligations thereunder.

Sublandlord shall deliver to Subtenant within five (5) business days of Sublandlord’s receipt any and all notices, statements and materials related to the Master Lease which are received by Sublandlord from Master Landlord and shall deliver to Subtenant concurrently with its delivery to Master Landlord any and all notices, statements and materials related to the Master Lease which are delivered by Sublandlord to Master Landlord, in each instance, if and to the extent same relate in any way to the Subleased Premises or this Sublease or Subtenant’s use and occupancy of the Subleased Premises.

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If Subtenant shall give Sublandlord a written notice claiming that Master Landlord is not performing, fulfilling or observing Master Landlord’s covenants, agreements and obligations contained in the Master Lease, setting forth with reasonable specification and detail the nature of such non-performance, and requesting Sublandlord to seek performance by Master Landlord, if and to the extent such non-performance relates in any way to the Subleased Premises or this Sublease, Sublandlord will, with reasonable promptness but with no out-of-pocket expense of Sublandlord, request Master Landlord to so perform, fulfill or observe, and upon any failure to do so, Subtenant may, in the name of Sublandlord or Subtenant or both, but at the expense of Subtenant, seek by appropriate action to cause such performance or observance by Master Landlord and Subtenant shall indemnify Sublandlord from and against any and all claims, demands, causes of action, judgments, costs, expenses, and all losses and damages arising or resulting therefrom.

7.2. No liability of Sublandlord. Notwithstanding anything to the contrary contained in this Sublease, Subtenant acknowledges and agrees that, except for Sublandlord’s failure to perform Sublandlord’s obligations as “Tenant” under the Master Lease, which failure by Sublandlord causes an act or failure to act by Master Landlord having a direct adverse affect on Subtenant’s occupancy of the Subleased Premises: (a) Sublandlord shall not be liable or responsible for any breach or default by Master Landlord of any of the covenants or obligations of Master Landlord under the Master Lease, including, without limitation any indemnification obligations of Master Landlord; and (b) no breach, default, or failure by Master Landlord shall constitute a default by Sublandlord under this Sublease. Except to the extent herein provided, including without limitation, Subtenant’s right to the quiet enjoyment of the Subleased Premises, Sublandlord’s failure or refusal to comply with any such provisions of the Master Lease shall not excuse Subtenant from performing its obligations under this Sublease, including paying the Net Rent and Additional Rent and all other charges provided for herein without any abatement, deduction or setoff whatsoever.

This Sublease and the obligations of Subtenant to pay Rent hereunder and perform all of the other covenants, agreement, terms, provisions and conditions hereunder on the part of Subtenant to be performed shall in no way be affected, impaired or excused because Master Landlord (with regard to the Master Lease) or Sublandlord (with regard to this Sublease) is unable to fulfill any of their obligations under the Master Lease or this Sublease, respectively, or is unable to supply or is delayed in supplying any service, express or implied, to be supplied, or is unable to make or is delayed in supplying any equipment or fixtures, in any such instance if Master Landlord or Sublandlord, as the case may be, is prevented or delayed from so doing by reason of any cause whatsoever beyond, respectively, Master Landlord’s or Sublandlord’s reasonable control, including, but not limited to, acts of God, strikes, labor troubles, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar emergency.

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7.3. Abatements of Rent. If Sublandlord receives an abatement of rent under the Master Lease as a result of a failure of Master Landlord to provide services, repairs, restorations, equipment or access to the Subleased Premises, then Subtenant shall be entitled to an abatement of Rent hereunder on a ratable basis based upon the portion of the abatement which is allocable to the Subleased Premises and on the number of rentable square feet in the Subleased Premises and in the Premises.

7.4. Indemnification by Sublandlord. Sublandlord shall not take any action or do or perform any act or fail to perform any act which would result in the failure or breach of any of the covenants, agreements, terms, provisions or conditions of the Master Lease on the part of the Tenant thereunder. Sublandlord hereby agrees to indemnify and hold Subtenant harmless from and against any and all claims, losses, and damages, including but limited to, reasonable attorney’s fees and disbursements, which may at any time be asserted against Subtenant arising out of such failure or breach.

7.5. No Amendments. Sublandlord shall not amend, modify or voluntarily terminate the Master Lease without obtaining the prior written consent thereto from Subtenant if, in the case of any such amendment or modification, Subtenant, its interest in the Subleased Premises, or the Subleased Premises will be affected. Any such amendment, modification or termination effected without Subtenant’s prior written consent shall not relieve Sublandlord of its obligations to Subtenant under this Sublease. Subtenant’s consent shall not be unreasonably withheld or delayed.

8. Use of Subleased Premises. The Subleased Premises will be used pursuant to Article 5 of the Master Lease.

9. Additions and Alterations. Subtenant shall not make any Alterations to the Subleased Premises except in accordance with Article 8 of the Master Lease. For purposes of conforming to Article 8 of the Master Lease, Subtenant shall be deemed the “Tenant” thereunder and Subtenant shall obtain the prior written consent of Master Landlord to any such Alterations which require Master Landlord’s consent under the Master Lease. Subtenant also shall obtain the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed, for any Alterations which will materially modify the architectural configuration or layout of the Subleased Premises. Subtenant, in connection with any proposed Alterations which require the consent of Sublandlord, shall reimburse Sublandlord for any and all reasonable out-of-pocket costs and expenses incurred by Sublandlord in connection with its review and approval of said proposed Alterations.

10. Shared Facilities.

10.1. Costs and Expenses - Construction. Subtenant shall pay Subtenant’s Share of the “Tenant’s SF Contribution” required to be paid by Sublandlord, if any, for the cost to construct the Shared Facilities within 30 days following its receipt of written request therefor.

10.2. Cafeteria. Subtenant shall be permitted to use the Cafeteria in the same manner and to the same extent as Sublandlord at all times during which Subtenant is a Subtenant Permittee.

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10.3. Fitness Center. The Subtenant shall be allotted Subtenant’s Share of Sublandlord’s available memberships to the Fitness Center at all times during which Subtenant is a Subtenant Permittee.

11. Parking. Subtenant shall have the right, but not the obligation, during the Sublease Term, to sublease at the rates from time to time charged to Sublandlord for said parking spaces, up to one (1) of the parking spaces Master Landlord is obligated to make available to Sublandlord. Subtenant, to the extent permitted by Master Landlord, shall contract directly with Master Landlord, utilizing the Terms of Parking License attached to the Master Lease as Exhibit P-2. If and to the extent at any time Sublandlord and its other subtenants are not utilizing all of the parking spaces Master Landlord is obligated to make available to Sublandlord, Sublandlord, upon receipt of written request from Subtenant, shall deliver written notice to Master Landlord pursuant to which Sublandlord shall advise Master Landlord that Sublandlord desires to increase the number of parking spaces it uses, all in accordance with the request received from Subtenant. Subtenant shall be responsible for any and all costs associated with the transfer of the rights to the parking spaces to Subtenant, including, without limitation, costs, if any, regarding entry cards and parking stickers.

12. Insurance.

12.1. Required Insurance. Article 10 of the Master Lease is hereby incorporated into this Sublease as if set forth in full herein, except, however, that thereunder (i) Subtenant shall be deemed the “Tenant,” (ii) obligations of Master Landlord with regard to insurance policies required to be maintained by Master Landlord shall not be borne by Sublandlord and Sublandlord shall have no obligations to Subtenant with regard thereto; and (iii) the liability insurance policies carried by Subtenant shall name both Sublandlord and Master Landlord as additional insureds and shall also contain a provision that the insurance afforded by such policy shall be primary insurance and any that insurance carried by Sublandlord or Master Landlord shall be excess over and non-contributing with Subtenant’s insurance.

12.2. Waivers of Claims. Sublandlord and Subtenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to their respective property, which loss or damage is covered by valid and collectible physical damage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation or otherwise to an insurance company or any other person, Sublandlord and Subtenant each agree to give to each insurance company which has issued, or in the future may issue, policies of physical damage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.

13. Damage or Destruction. If all or a portion of the Subleased Premises is destroyed or damaged as described in Article 10 of the Master Lease: (i) Sublandlord shall have no obligation or liability to Subtenant in connection with any such damage or destruction, (ii) this Sublease shall continue only to the extent the Master Lease remains in effect pursuant to Article 10 of the Master Lease (and Sublandlord shall provide Subtenant with any notices by Master Landlord in connection therewith), (iii) Subtenant shall be entitled to an abatement of Rent to the extent that the Subleased Premises shall have been rendered Untenantable until substantially repaired, but only to the extent that Sublandlord’s rent under the Master Lease has been abated (on the same percentage basis that

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Sublandlord’s rent is abated), and (iv) Subtenant shall have the same rights to terminate this Sublease as Sublandlord has to terminate the Master Lease, as provided in the Master Lease. Sublandlord shall use commercially reasonable efforts to enforce Sublandlord’s rights under Article 10 of the Master Lease. If the destruction or damage relates solely to the Subleased Premises, then Subtenant shall have the right to approve any settlement of Sublandlord’s rights under the Master Lease relating to such casualty, which approval shall not be unreasonably withheld or delayed. In all other cases, Subtenant shall be entitled to participate with Sublandlord in the enforcement of Sublandlord’s rights under Article 10 of the Master Lease, provided that the final settlement in any such case shall be made by Sublandlord.

14. Condemnation. If all or a portion of the Subleased Premises is taken as described in Article 12 of the Master Lease: (a) if the Master Lease is terminated, this Sublease shall terminate concurrently therewith and Sublandlord shall have no liability to Subtenant as a result thereof; (b) Subtenant shall have no right to receive or direct the application of any condemnation award, except for any separate award obtained by Subtenant solely for business interruption, moving expenses, or Subtenant’s personal property; and (c) Subtenant shall have the same rights to terminate this Sublease as Sublandlord has to terminate the Master Lease, as provided in the Master Lease. Sublandlord shall use reasonable efforts to enforce Sublandlord’s rights under Article 12 of the Master Lease in the event of any condemnation or similar taking. Subtenant shall be entitled to participate with the Sublandlord in the enforcement of Sublandlord’s rights under Article 12 of the Master Lease, provided that the final settlement in any such case shall be made by Sublandlord. Subtenant shall be entitled to a ratable portion of any abatement of rent and a ratable portion of any “bonus value” of the leasehold estate evidenced by the Master Lease in the event Sublandlord is entitled to such abatement or bonus value as described in said Article 12.

15. Indemnification Generally. To the extent Tenant is obligated to indemnify, defend and/or hold harmless Landlord under the Master Lease, with respect to Subtenant’s occupancy of the Subleased Premises, (i) Subtenant shall be deemed the “Tenant”; and (ii) “Landlord” shall be deemed to mean both Master Landlord and Sublandlord with regard to any and all rights and benefits of “Landlord” or any obligations of Subtenant to “Landlord”. Subtenant, however, at no event shall be obligated to indemnify, defend and/or hold harmless Sublandlord, either pursuant to this Paragraph 15 or any other provision of this Sublease, against any claims, losses or damages which are based upon or result from any act or omission of Sublandlord. This provision shall survive the termination of this Sublease.

16. Representations and Warranties of Sublandlord. Sublandlord represents and warrants to Subtenant that the following are true and correct as of the date hereof: (i) the Master Lease is unmodified and in full force and effect, and Sublandlord’s leasehold estate thereunder has not been assigned, mortgaged, pledged or encumbered, and the Subleased Premises have not been sublet by Sublandlord to any other party; (ii) the Master Lease evidences the entire agreement with respect to the Master Premises between Sublandlord and Master Landlord; (iii) Sublandlord has received no written notice from Landlord of a default by Sublandlord under the Master Lease which remains uncured; (iv) Landlord is not in default in the performance and/or observance of any material covenant, agreement or condition of the Master Lease on Landlord’s part to be performed or observed; and (v) Subtenant is a Subtenant Permittee pursuant to Article 7 of the Master Lease and is entitled, pursuant thereto, to the use and equipment of the Shared Facilities subject to and in accordance with said Article 7 and Paragraph 10 of this Sublease. The aforesaid representations and warranties shall be deemed remade at and as of the Commencement Date.

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17. Other Subtenants. Subtenant acknowledges and agrees that certain improvements, equipment, facilities and cabling from time to time installed within the Master Premises shall be used by Subtenant, all or any number of the Other Subtenants, and Sublandlord, and that Subtenant, such Other Subtenants, and Sublandlord shall bear on an equitable basis (a) the cost of such shared improvements, equipment, facilities and cabling, as well as the construction, installation, repair and maintenance thereof, and (b) the rent due and payable by Sublandlord under the Master Lease for the space occupied by such improvements, equipment, facilities and cabling. Sublandlord shall maintain responsibility for the construction, installation, repair and maintenance of all of such shared improvements, equipment, facilities and cabling throughout the Term.

18. Inapplicable Provisions of Master Lease. Notwithstanding the foregoing, the following Articles and Paragraphs, of the Master Lease (or portions thereof) are inapplicable to this Sublease: Articles 1, 2, 3, 4, 7, 8, 10, Paragraph 11(I), Article 12, Paragraph 24(C), Paragraph 25(B), Paragraph 26(H), and Articles 31, 32, 33, 35, 36, 37.

19. Shared Floor and Facilities. The Subleased Premises located on the 10th floor are being constructed and completed in such a manner to be included as a full floor build-out and not a separate space to be occupied exclusively as would a multi-tenant floor in the Building be completed and occupied. In that connection, the Rentable Area of the Subleased Premises includes an allocation of common facilities (the “Common Facilities”) on the 10th floor, including the elevator lobby, reception area, breakroom, mailroom, bathroom, and other facilities intended to be used in common with Sublandlord or other occupants on the floor, as shown in the plans for the build-out being completed pursuant to the Tenant Improvements Construction Contract. Subtenant shall have the rights, in common with the other subtenant(s) and Sublandlord, to use and have access to the Common Facilities of the 10th floor.

20. Covenant of Quiet Enjoyment. Sublandlord covenants and agrees that Subtenant, on paying the Net Rent and other Rent herein reserved, and on keeping, observing and performing all of the other terms, covenants, conditions, provisions and agreements herein contained on the part of Subtenant, to be kept, observed and performed, shall peaceably and quietly have, hold and enjoy the Subleased Premises subject to the terms, covenants, conditions, provisions and agreements hereof, during the term of this Sublease, free from hindrance or disturbance by Sublandlord or any person claiming by, through or under Sublandlord.

21. Brokers. Each of Sublandlord and Subtenant represents to the other that it has not dealt with any broker, agent, finder or consultant in connection with this Sublease, and that insofar as each party knows, no broker, agent, finder or consultant has participated in the procurement of Subtenant or the negotiation of this Sublease or is entitled to any commission therewith. Each of Sublandlord and Subtenant shall indemnify and hold the other harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys fees) arising from any breach of the foregoing representations.

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22. Notices. Except as expressly provided to the contrary in this Sublease, every notice or other communication to be given by either party to the other with respect hereto or to the Subleased Premises or Property, shall be in writing and shall not be effective for any purpose unless the same shall be served (i) personally or (ii) by next business day delivery by a nationally recognized overnight courier service, in either case, to the parties as follows:

If to Sublandlord:

Hyatt Corporation

71 South Wacker Drive

Chicago, Illinois 60606

Attention: General Counsel

with a copy to:

Hyatt Corporation

71 South Wacker Drive

Chicago, Illinois 60606

Attention: Kirk Rose

If to Subtenant:

H Group Holding, Inc.

71 South Wacker Drive

Chicago, Illinois 60606

Attention: President

with a copy to:

H Group Holding, Inc.

71 South Wacker Drive

Chicago, Illinois 60606

Attention: General Counsel

Sublandlord and Subtenant from time to time, by notice given pursuant to this paragraph, may designate a successor or additional address or addresses to which notices and other communications shall be sent. Every notice or other communication hereunder shall be deemed to have been given as of the delivery date, unless receipt thereof failed to occur by reason of refusal of the addressee to accept the same or change of address of the addressee for which no prior notice was given to the sender (in either such event notice shall be deemed given on the date appropriately sent). Notices not sent in accordance with the foregoing shall be of no force or effect until received by the addressee at the addresses required herein.

23. Non-Waiver of Default. No acquiescence by either party to any default by the other party hereunder shall operate as a waiver of its rights with respect to any other breach or default, whether of the same or any other covenant or condition, nor shall the acceptance of rent by Sublandlord at any time constitute a waiver of any rights of Sublandlord.

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24. Memorandum of Sublease. Neither this Sublease nor any memorandum thereof shall be recorded, except if permitted in writing by Master Landlord.

25. No Interpretation Against Drafter. This Sublease has been entered into at arm’s length and between persons sophisticated and knowledgeable in business and real estate matters. Accordingly, any rule of law or legal decision that would require interpretation of this Sublease against the party that has drafted it is not applicable and is irrevocably and unconditionally waived. The provisions of this Sublease shall be interpreted in a reasonable manner to effect the purposes of the parties and this Sublease.

26. Execution and Counterparts. This Sublease may be executed in one or more counterparts, all of which shall be considered one and the same Sublease, and shall become a binding Sublease when one or more counterparts have been signed by each of the parties and delivered to the other party.

27. Partial Invalidity. If any term or provision of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

28. Attorneys’ Fees. If any action, suit, arbitration or other proceeding is instituted to remedy, prevent or obtain relief from a default in the performance by any party to this Sublease of its obligations under this Sublease, the prevailing party shall recover all of such party’s reasonable attorneys’ fees incurred in each and every such action, suit, arbitration or other proceeding, including any and all appeals or petitions therefrom.

29. Further Assurances. The parties to this Sublease shall upon request take any and all actions and execute, acknowledge and record any and all documents and instruments reasonably necessary to effectuate the terms, purposes and intent of this Sublease.

30. Execution of Sublease; No Option or Offer. The submission of this Sublease to Subtenant shall be for examination purposes only, and shall not constitute an offer to or option for Subtenant to lease or sublease the Sublease Premises. Execution of this Sublease by Subtenant and its return to Sublandlord shall not be binding upon Sublandlord or Subtenant, notwithstanding any time interval, until (i) Sublandlord has executed and delivered this Sublease and the Master Landlord Recognition Agreement to Subtenant, (ii) Subtenant has delivered the executed this Sublease and Master Landlord Recognition Agreement to Sublandlord; and (iii) Master Landlord has expressly consented to this Sublease by executing and delivering to Sublandlord and Subtenant the Master Landlord Recognition Agreement.

31. Entire Agreement. This Sublease and the exhibits attached hereto, which are incorporated herein by this reference, contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter hereof, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Sublease are hereby merged herein. No representations, oral or otherwise, express or implied, other than those contained in this Sublease have been relied upon by any party to this Sublease.

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32. Subordination. Sublandlord shall not execute any instrument pursuant to which it subordinates its interest in the Master Lease to the lien of any future mortgage, trust deed or other encumbrance without first obtaining from the applicable lienholder an agreement to accept the Master Lease, and not disturb Sublandlord’s or Subtenant’s occupancy, so long as Sublandlord timely pays the rent and observes and performs the terms, covenants and conditions of the Master Lease to be observed and performed by Sublandlord.

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IN WITNESS WHEREOF, this Sublease has been made and entered into as of the day and year set forth above.

SUBLANDLORD:

HYATT CORPORATION, a Delaware corporation

By:	/s/ Douglas G. Geoga
Name:	Douglas G. Geoga
Title:	President

SUBTENANT: H GROUP HOLDING, INC., a Delaware corporation

By:	/s/ Harold S. Handelsman
Name:	Harold S. Handelsman
Title:	Secretary

EXHIBIT A

MASTER LEASE

[See Filed Exhibit Amended and Restated Office Lease,

dated as of June 15, 2004, as amended, between Hyatt Corporation and FrankMon LLC]

Exhibit A – Page 1

EXHIBIT B

FLOOR PLAN OF THE SUBLEASED PREMISES

Exhibit B – Page 1

EXHIBIT C

CONFIRMATION AGREEMENT

This Confirmation Agreement (“Agreement”) is made as of this 1st day of July, 2006, by and between GLOBAL HYATT CORPORATION (f/k/a Hyatt Corporation), a Delaware corporation (“Sublandlord”), and H GROUP HOLDING, INC., a Delaware corporation (“Subtenant”), with reference to the facts set forth below.

RECITALS

A. Sublandlord and Subtenant are parties to that certain Sublease dated June 15, 2004 (“Sublease”), pursuant to which Sublandlord leased to Subtenant and Subtenant leased from Sublandlord those certain premises described therein as approximately 7,933 square feet of Rentable Area located on a portion of the 10th floor of the Building, the address of which is 71 South Wacker Drive, Chicago, Illinois (“Original Subleased Premises”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Sublease.

B. The leased premises actually occupied by Subtenant consisted of a portion of the Original Subleased Premises and an additional leased premises on the 47th floor of the Building (together the “Subleased Premises”), such Subleased Premises being depicted on Exhibit B-First Amended attached hereto.

C. Based upon the leased premises actually occupied by Subtenant and the re-measurement of the Building contemplated by the Master Lease, the Subleased Premises has been calculated to be 9,340 square feet of Rentable Area.

D. The Sublease provides that Sublandlord and Subtenant will execute a notice of lease terms and dates agreement confirming certain items with respect to the Sublease.

E. Pursuant to this Agreement, the parties wish to confirm and clarify certain Sublease provisions and obligations.

NOW, THEREFORE, in consideration of the Recitals and the other mutual covenants and agreements contained in the Sublease, the parties hereto agree as follows:

1. The Sublease is in full force and effect and has not been amended, modified or altered.

2. The Commencement Date of the Sublease Term is February 1, 2005 and the Termination Date of the Sublease Term is February 29, 2020.

3. The number of square feet of Rentable Area within the Subleased Premises is 9,340, approximately 7,889 square feet of Rentable Area being located on a portion of the 10th floor and approximately 1,451 square feet of Rentable Area being located on a portion of the 47th floor of the Building, and Subtenant’s Share is 3.20% (calculated by dividing the 9,340 square footage of Rentable Area of the Subleased Premises by the 292,227 square feet of Rentable Area of the Premises).

4. The floor plans of the Subleased Premises shall be as set forth in Exhibit B – First Amended, which replaces in its entirety Exhibit B attached to the Sublease and for all purposes of the Sublease, the Subleased Premises, as so depicted on Exhibit B – First Amended, shall be the Subleased Premises under the Sublease.

5. The Net Rent shall be as set forth in the Net Rent Schedules attached hereto as Exhibit E – First Amended, which replaces in its entirety Exhibit E attached to the Sublease.

6. Pursuant to Section 10.3 of the Sublease, Subtenant is allotted 7 memberships to the Fitness Center at all times during which Subtenant is a Subtenant Permittee.

This Confirmation Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns, and may be relied upon by a prospective purchaser, lessor, mortgagee or holder of a deed of trust on any real property including all or any portion of the Premises.

[Remainder of Page Intentionally Left Blank;

Signatures Contained on Following Page]

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IN WITNESS WHEREOF, and intending to be legally bound hereby, Sublandlord and Subtenant have caused this Confirmation Agreement to be duly executed as of the date first above written.

SUBLANDLORD: GLOBAL HYATT CORPORATION (f/k/a Hyatt Corporation), a Delaware corporation

By:
Name:
Title:

SUBTENANT: H GROUP HOLDING, INC., A Delaware corporation

By:
Name:
Title:

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EXHIBIT B - FIRST AMENDED

B-1

EXHIBIT B - FIRST AMENDED

B-2

EXHIBIT E – FIRST AMENDED

NET RENT SCHEDULE

A. OFFICE PREMISES FLOOR 10 (7,889 FEET OF RENTABLE AREA)

TIME PERIOD	NET RENT PER SQUARE FOOT OF RENTABLE AREA	ANNUAL NET RENT	MONTHLY INSTALLMENT OF NET RENT
First (1st) Lease Year	$25.85	$203,930.65	$16,994.22
Second (2nd) Lease Year	$26.37	$208,032.93	$17,336.08
Third (3rd) Lease Year	$26.89	$212,135.21	$17,677.93
Fourth (4th) Lease Year	$27.43	$216,395.27	$18,032.94
Fifth (5th) Lease Year	$27.98	$220,734.22	$18,394.52
Sixth (6th) Lease Year	$28.54	$225,152.06	$18,762.67
Seventh (7th) Lease Year	$29.11	$229,648.79	$19,137.40
Eighth (8th) Lease Year	$29.69	$234,224.41	$19,518.70
Ninth (9th) Lease Year	$30.29	$238,957.81	$19,913.15
Tenth (10th) Lease Year	$30.89	$243,691.21	$20,307.60
Eleventh (11th) Lease Year	$31.51	$248,582.39	$20,715.20
Twelfth (12th) Lease Year	$32.14	$253,552.46	$21,129.37
Thirteenth (13th) Lease Year	$32.78	$258,601.42	$21,550.12
Fourteenth (14th) Lease Year	$33.44	$263,808.16	$21,984.01
Fifteenth (15th) Lease Year	$34.11	$269,093.79	$22,424.48

B. OFFICE PREMISES FLOOR 47 (1,451 FEET OF RENTABLE AREA)

TIME PERIOD	NET RENT PER SQUARE FOOT OF RENTABLE AREA	ANNUAL NET RENT	MONTHLY INSTALLMENT OF NET RENT
First (1st) Lease Year	$27.24	$39,525.24	$3,293.77
Second (2nd) Lease Year	$27.78	$40,308.78	$3,359.07
Third (3rd) Lease Year	$28.34	$41,121.34	$3,426.78
Fourth (4th) Lease Year	$28.91	$41,948.41	$3,495.70
Fifth (5th) Lease Year	$29.49	$42,789.99	$3,565.83
Sixth (6th) Lease Year	$30.08	$43,646.08	$3,637.17
Seventh (7th) Lease Year	$30.68	$44,516.68	$3,709.72
Eighth (8th) Lease Year	$31.29	$45,401.79	$3,783.48
Ninth (9th) Lease Year	$31.92	$46,315.92	$3,859.66
Tenth (10th) Lease Year	$32.55	$47,230.05	$3,935.84
Eleventh (11th) Lease Year	$33.21	$48,187.71	$4,015.64
Twelfth (12th) Lease Year	$33.87	$49,145.37	$4,095.45
Thirteenth (13th) Lease Year	$34.55	$50,132.05	$4,177.67
Fourteenth (14th) Lease Year	$35.24	$51,133.24	$4,261.10
Fifteenth (15th) Lease Year	$35.94	$52,148.94	$4,345.75

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EXHIBIT D

MASTER LANDLORD RECOGNITION AGREEMENT

THIS MASTER LANDLORD RECOGNITION AGREEMENT (this “Agreement”) is made as of June 15, 2004 by and among FRANKMON LLC, a Delaware limited liability company (“Landlord”), HYATT CORPORATION, a Delaware corporation (“Tenant”), and H GROUP HOLDING, INC., a Delaware corporation (“Subtenant”).

RECITALS:

A. Landlord, as lessor, and Tenant, as lessee, entered into that certain Amended and Restated Office Lease dated of even date herewith (the “Lease”), pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, certain premises (the “Master Premises”) to be located in an office building, the address of which will be 71 South Wacker Drive, Chicago, Illinois (the “Building”), such Master Premises being more particularly described in the Lease.

B. As permitted under the terms of Article 21 of the Master Lease, Tenant and Subtenant have executed that certain Sublease dated of even date herewith (the “Sublease”) pursuant to which Subtenant has subleased a portion of the Master Premises, as more particularly described in the Sublease (the “Subleased Premises”). A copy of the Sublease is attached hereto as Schedule A.

C. It is a condition precedent to the effectiveness of the Sublease that Subtenant receive from Master Landlord an agreement pursuant to which Master Landlord agrees to recognize Subtenant on a direct lease basis in the event the Lease is terminated or if Subtenant elects to extend the term of the Sublease pursuant to Section 2.2 thereof.

D. Landlord is willing to so recognize Subtenant, upon and subject to the terms and conditions set forth below.

E. All defined terms not otherwise expressly defined herein shall have the respective meanings given them in the Lease.

AGREEMENT:

1. Exempt Transfer. Landlord acknowledges and agrees that the execution and delivery of the Sublease constitutes an Exempt Transfer to an Affiliate for which no consent of the Landlord is required. The Sublease, however, is subject and subordinate to the Lease, and, except as provided in this Agreement, Landlord shall not be bound by any of the terms, covenants, conditions, provisions or agreements of the Sublease.

2. Non-Release of Tenant; Further Transfers. Neither the Sublease nor this Agreement shall release or discharge Tenant from any liability, whether past, present or future, under the Lease, or alter the primary liability of Tenant to pay the rent and perform and comply with all of the obligations of Tenant to be performed under the Lease (including the payment of all bills rendered by Landlord for charges incurred by Subtenant for services and materials supplied to the Subleased Premises). Neither the Sublease nor this Agreement shall be construed as a waiver of Landlord’s right to consent to any further subletting either by Tenant or by Subtenant or to any assignment by Tenant of the Lease or assignment by Subtenant of the Sublease, or as a consent to any portion of the Subleased Premises being used or occupied by any party other than Subtenant.

3. Landlord’s Election to Receive Rents.

3.1 Tenant hereby irrevocably authorizes and directs Subtenant, upon receipt of any written notice from Landlord stating that a default exists in the performance of Tenant’s obligations under the Lease, to pay to Landlord the rents and any other sums due and to become due under the Sublease. Tenant agrees that Subtenant shall have the right to rely upon any such statement and request from Landlord, and that Subtenant shall pay any such rents and any other sums to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall not have any right or claim against Subtenant for any such rents or any other sums so paid by Subtenant to Landlord. Landlord shall credit Tenant with any rent received by Landlord from Subtenant, but the acceptance of any payment on account of rent from Subtenant as the result of any such default shall in no manner whatsoever be deemed an attornment by Subtenant to Landlord, be deemed a waiver by Landlord of any provision of the Lease, or serve to release Tenant from any liability under the terms, covenants, conditions, provisions or agreements under the Lease. Landlord shall not, by reason of the Sublease, nor by reason of the collection of rents or any other sums from the Subtenant pursuant to this Paragraph 3, be deemed liable to Subtenant for any failure of Tenant to perform and comply with any obligation of Tenant under the Sublease.

3.2 Tenant, if it so elects, may direct Subtenant to pay Subtenant’s monthly installments of rent directly to Landlord, and Landlord will accept same, will credit the amounts so received against the amounts due and payable from Tenant under the Lease, and shall keep an accounting of such payments to enable Tenant to ascertain which of its subtenants shall have paid its monthly installments of rent. Landlord shall notify Tenant promptly if Landlord shall fail to receive any monthly installment of rent from Subtenant if Tenant shall have notified Landlord that Tenant has directed Subtenant to make such payments directly to Landlord.

4. Attornment and Recognition. In the event:

(i) the Lease terminates for any reason other than as a result of a right set forth in the Lease to terminate the Lease by Landlord as a result of a casualty or condemnation, or

(ii) Subtenant exercises its right to renew the term of the Sublease pursuant to Paragraph 2.2 thereof,

then in either such instance, Landlord, from and after the Direct Lease Date, shall recognize the Sublease between Subtenant and Tenant as a direct lease between Landlord and Subtenant (the “Direct Lease”), shall not disturb Subtenant’s possession of the Subleased Premises, and shall undertake the obligations of Tenant under the Sublease, as the Direct Lease, for the balance of the term

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of the Sublease pursuant to a new lease, provided: (a) Landlord shall not be liable for any act or omission of Tenant; (b) Landlord shall not be liable for any prepayment of more than one month’s rent or any security deposit paid by Subtenant, unless such money has been delivered by Tenant or Subtenant to Landlord; (c) Landlord shall not be bound by any changes or modifications made to the Sublease, which are contrary to the terms of the Lease, without the written consent of Landlord; (d) Landlord shall not be subject to any offset or defenses which Subtenant might have as to Tenant or to any claims for damages against Tenant; (e) Landlord shall not be obligated to fund to, or for the benefit of, Subtenant, an undisbursed tenant improvement or refurbishment allowance or other allowances or monetary concessions other than those for which Landlord remains liable to Tenant pursuant to the Lease; (f) Landlord shall be responsible for performance of only those covenants and obligations of Tenant pursuant to the Sublease accruing from and after the Direct Lease Date; and (g) Subtenant shall make full and complete attornment to Landlord, as lessor, pursuant to a written acknowledgment executed by Landlord and Subtenant, so as to establish direct privity of contract between Landlord and Subtenant with the same force and effect as though the Sublease were originally made directly between Landlord and Subtenant effective as of the Direct Lease Date. The term “Direct Lease Date” shall mean, in the case of a termination of the Lease, the date upon which such termination becomes effective, and in the case of the Subtenant exercising its renewal rights, the first day of the Renewal Term.

5. Landlord Representations and Warranties. Landlord hereby represents and warrants to Tenant and Subtenant that the following are true and correct as of the date hereof: (i) the Lease is unmodified and in full force in effect; (ii) the Lease evidences the entire agreement with respect to the Master Premises between Landlord and Tenant; and (iii) Tenant is not in default of the performance and/or observance of any material covenant, agreement or condition of the Lease on Tenant’s part to be performed or observed.

6. Cooperation with Subtenant. Landlord shall cooperate and make available to Subtenant the signage rights on the floors on which the Premises are located, and building lobby directory rights, which Landlord has heretofore granted to Tenant pursuant to the Lease as same relate to the Subleased Premises. Tenant, by its execution of this Agreement, acknowledges and agrees that Subtenant shall be permitted to the signage and lobby directory rights and privileges that Tenant otherwise would have pursuant to the Lease if Tenant were occupying the Subleased Premises. Subtenant, by this Agreement or otherwise, shall not be granted any right Tenant may have to install any Building Standard Ground Floor Lobby Identification Signage.

7. Rights of Tenant. Landlord hereby covenants and agrees that all of the rights granted only to Tenant under the Lease, notwithstanding any such limitation, may be assigned by Tenant to Subtenant pursuant to the Subtenant, and Subtenant shall be entitled to the benefit of such rights pursuant thereto.

8. Insurance. Landlord acknowledges and agrees that Subtenant is a Tenant Protected Party and shall name Subtenant as an additional insured under the liability insurance Landlord is required to maintain pursuant to Article 11 of the Lease.

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9. General Provisions.

9.1 Consideration for Sublease. Tenant and Subtenant represent and warrant that there are no additional payments of rent or any other consideration of any type payable by Subtenant to Tenant with regard to the Subleased Premises other than as disclosed in the Sublease.

9.2 Brokerage Commission. Tenant and Subtenant covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease and Tenant and Subtenant agree to protect, defend, indemnify and hold Landlord harmless from the same and from any cost or expense (including but not limited to attorneys’ fees) incurred by Landlord in resisting any claim for any such brokerage commission.

9.3 Controlling Law. The terms and provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of Illinois.

9.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns. As used herein, the singular number includes the plural and the masculine gender includes the feminine and neuter.

9.5 Captions. The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof; rather, they are intended for purposes of convenience only.

9.6 Partial Invalidity. If any term, provision or condition contained in this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Agreement shall be valid and enforceable to the fullest extent possible permitted by law.

9.7 Attorneys’ Fees. If either party commences litigation against the other for the specific performance of this Agreement, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred.

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IN WITNESS WHEREOF, the parties have executed this Master Landlord Consent as of the day and year first above written.

LANDLORD: FRANKMON LLC, a Delaware limited liability company

By:
Name:	J. Kevin Poorman
Title:	Authorized Representative

TENANT: HYATT CORPORATION, a Delaware corporation

By:
Name:
Title:

SUBTENANT: GROUP HOLDING, INC., a Delaware corporation

By:
Name:
Title:

SCHEDULE A TO EXHIBIT D

THE SUBLEASE

[See Filed Exhibit Sublease Agreement, dated as of June 15, 2004,

between Hyatt Corporation and H Group Holding, Inc]

Exhibit D – Page 1

EXHIBIT E

NET RENT SCHEDULE

OFFICE PREMISES FLOOR 10 (7,933 FEET OF RENTABLE AREA)

TIME PERIOD	NET RENT PER SQUARE FOOT OF RENTABLE AREA	ANNUAL NET RENT	MONTHLY INSTALLMENT OF NET RENT
First (1st) Lease Year	$25.85	$205,068.05	$17,089.00
Second (2nd) Lease Year	$26.37	$209,169.41	$17,430.78
Third (3rd) Lease Year	$26.89	$213,352.80	$17,779.40
Fourth (4th) Lease Year	$27.43	$217,619.86	$18,134.99
Fifth (5th) Lease Year	$27.98	$221,972.25	$18,497.69
Sixth (6th) Lease Year	$28.54	$226,411.70	$18,867.64
Seventh (7th) Lease Year	$29.11	$230,939.93	$19,244.99
Eighth (8th) Lease Year	$29.69	$235,558.73	$19,629.89
Ninth (9th) Lease Year	$30.29	$240,269.90	$20,022.49
Tenth (10th) Lease Year	$30.89	$245,075.30	$20,422.94
Eleventh (11th) Lease Year	$31.51	$249,976.81	$20,831.40
Twelfth (12th) Lease Year	$32.14	$254,976.34	$21,248.03
Thirteenth (13th) Lease Year	$32.78	$260,075.87	$21,672.99
Fourteenth (14th) Lease Year	$33.44	$265,277.39	$22,106.45
Fifteenth (15th) Lease Year	$34.11	$270,582.94	$22,548.58

Exhibit E – Page 1

RATIFICATION AGREEMENT AND FIRST AMENDMENT TO SUBLEASE

THIS RATIFICATION AGREEMENT AND FIRST AMENDMENT TO SUBLEASE (this “Agreement”) is entered into as of the 1st day of February, 2007 (the “Effective Date”), by and between HYATT CORPORATION, a Delaware corporation (“Sublandlord”), and H GROUP HOLDING, INC., a Delaware corporation (“Subtenant”), with reference to the following:

RECITALS:

A. Sublandlord and Subtenant heretofore entered into that certain Sublease dated as of June 15, 2004 (the “Original Sublease”), pursuant to which Subtenant subleased certain premises containing approximately 7,933 square feet of Rentable Area on a portion of the 10th floor (the “10th Floor Subleased Premises”) of the building located at 71 South Wacker Drive, Chicago, Illinois, and known as Hyatt Center (the “Building”).

B. Global Hyatt Corporation, a Delaware corporation (“Global Hyatt”), and Subtenant heretofore entered into a certain Confirmation Agreement dated as of July 1, 2006 (the “Initial Confirmation Agreement”), pursuant to which the parties, after the re-measurement of the Building contemplated by the Master Lease, clarified that the 10th Floor Subleased Premises contain 7,889 square feet of Rentable Area and that Subtenant occupied an additional 1,451 square feet of Rentable Area on a portion of the 47th Floor of the Building (the “47th Floor Subleased Premises”). The 10th Floor Subleased Premises and the 47th Floor Subleased Premises are together referred to as the “Subleased Premises,” such Subleased Premises being more fully described in the Initial Confirmation Agreement.

C. The Original Sublease, as amended by the Initial Confirmation Agreement, is herein referred to as the “Sublease.”

D. The Subleased Premises comprise a portion of the premises leased by Master Landlord to Sublandlord pursuant to the Master Lease (the “Master Premises”), such Master Premises being more fully described in the Master Lease.

E. Master Landlord and Sublandlord recently amended the Master Lease pursuant to which the square footage of the Master Premises increased to 317,826 square feet of Rentable Area. As a result of such increase, Subtenant’s Share shall be commensurately reduced.

F. Sublandlord, Subtenant and the Other Subtenants recently recalculated the allocation of the Common 10th Floor Master Leased Space (hereinafter defined) and the Common 47th Floor Master Leased Space (hereinafter defined) to be included in the Rentable Area of their respective subleased premises. As a result of such recalculation, the square footage of the Subleased Premises decreased to 8,505 square feet of Rentable Area.

G. The Initial Confirmation Agreement, while substantively correct when executed, erroneously was executed by Global Hyatt rather than Sublandlord.

H. Sublandlord and Subtenant desire to ratify the terms and provisions of the Initial Confirmation Agreement as if fully executed by Sublandlord and Subtenant, and to amend the Sublease to provide for, among other things, the adjustment to the square footage of the Subleased Premises and the adjustment to Subtenant’s Share, upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, Sublandlord and Subtenant hereby agree as follows:

1. Incorporation and Defined Terms. The recital paragraphs set forth above are hereby incorporated herein as it fully set forth herein. Capitalized terms not otherwise defined herein shall have the same meanings as are ascribed to such terms in the Sublease.

2. Ratification of Initial Confirmation Agreement. Except as amended and modified hereby, Sublandlord and Subtenant hereby ratify, adopt and confirm the terms and provisions of the Initial Confirmation Agreement, effective as of the date thereof, as if same had been executed by Sublandlord and Subtenant on such date.

3. Rentable Area. Effective as of the Additional 17th Floor Premises Rent Commencement Date (as defined in the Master Lease), the Subleased Premises shall consist of 8,505 square feet of Rentable Area, comprised of (i) the 10th Floor Subleased Premises, containing 7,127 square feet of Rentable Area, and (ii) the 47th Floor Subleased Premises, containing 1,378 square feet of Rentable Area.

4. Net Rent. Effective as of the Additional 17th Floor Premises Rent Commencement Date, (i) Exhibit E – First Amended of the Sublease shall be deleted in its entirety and Exhibit E – Second Amended attached hereto shall be substituted therefor and (ii) the Net Rent payable by Subtenant to Sublandlord in respect of the Subleased Premises from and after the Additional 17th Floor Premises Rent Commencement Date shall be as set forth on Exhibit E – Second Amended attached hereto.

5. Subtenant’s Share. Subject to adjustment from time to time in accordance with Paragraph 1.5 of the Original Sublease, effective as of the Additional 17th Floor Premises Rent Commencement Date, Subtenant’s Share shall be adjusted to 2.68% (calculated by dividing the 8,505 square feet of Rentable Area of the Subleased Premises by the 317,826 square feet of Rentable Area of the Master Premises).

6. Fitness Center. Paragraph 10.3 of the Original Sublease is hereby deleted in its entirety and the following is hereby substituted therefor:

“10.3. Fitness Center. At all times during which Subtenant is a Subtenant Permittee, Subtenant shall license from Sublandlord seven (7) memberships to the Fitness Center. Subtenant shall pay for such memberships at the same time and in the same amount and manner as Sublandlord in accordance with the Master Lease. The number of memberships stated herein shall not be subject to change except as otherwise expressly agreed by Sublandlord and Subtenant in writing.”

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7. Shared Floor and Facilities. Paragraph 19 of the Original Sublease is hereby deleted in its entirety and the following is hereby substituted therefor:

“19. Shared Floor and Facilities. The portion of the Subleased Premises located on the 10th floor have been constructed in a manner such that the Subleased Premises comprise a part of a full floor build-out rather than a separate demised space of the type typically found on a multi-tenant floor of the Building. Subtenant and the Other Subtenants that sublease space from Sublandlord on the 10th floor of the Building (the “Other 10th Floor Subtenants”) therefore are dependent on each other for ingress to, egress from and access and use of (a) certain Common Areas located on the 10th floor of the Building, and (b) certain common facilities comprising a portion of the Master Premises located on the 10th floor of the Building (the “Common 10th Floor Master Leased Space”) designated as the Common Master Leased Space on the 10th floor on Exhibit B – Second Amended attached hereto. The Common 10th Floor Master Leased Space is intended to be used by Subtenant in common with Sublandlord and the Other 10th Floor Subtenants. In furtherance thereof, (a) Subtenant shall have the right, in common with Sublandlord and such Other 10th Floor Subtenants, (x) to use and have access to the Common Areas located on the 10th floor and the Common 10th Floor Master Leased Space, and (y) to the extent necessary to effect such use and access, to passage through the premises leased by Sublandlord and such Other 10th Floor Subtenants on such floor, and (b) Subtenant shall grant access to Sublandlord and such Other 10th Floor Subtenants through the Subleased Premises for the limited purpose of permitting such access and use. In consideration of the foregoing, the Rentable Area of the Subleased Premises includes an allocation of the Common 10th Floor Master Leased Space, as more particularly described on Exhibit F-1 attached hereto.

The portion of the Subleased Premises located on the 47th floor have been constructed in a manner such that the Subleased Premises comprise a part of a full floor build-out rather than a separate demised space of the type typically found on a multi-tenant floor of the Building. Subtenant and the Other Subtenants that sublease space from Sublandlord on the 47th floor of the Building (the “Other 47th Floor Subtenants”) therefore are dependent on each other for ingress to, egress from and access and use of (a) certain Common Areas located on the 47th floor of the Building, and (b) certain common facilities comprising a portion of the Master Premises located on the 47th floor of the Building (the “Common 47th Floor Master Leased Space”) designated as the Common Master Leased Space on the 47th floor on Exhibit B – Second Amended attached hereto. The Common 47th Floor Master Leased Space is intended to be used by Subtenant in common with Sublandlord and the Other 47th Floor Subtenants. In furtherance thereof, (a) Subtenant shall have the right, in common with Sublandlord and such Other 47th Floor Subtenants, (x) to use and have access to the Common Areas located on the 47th floor and the Common 47th Floor Master Leased Space, and (y) to the extent necessary to effect such use and access, to passage through the premises leased by Sublandlord and such Other 47th Floor Subtenants on such floor, and (b) Subtenant shall grant access to Sublandlord and such Other 47th Floor Subtenants through the Subleased Premises for the limited purpose of permitting such access and use. In consideration of the foregoing, the Rentable Area of the Subleased Premises includes an allocation of the Common 47th Floor Master Leased Space, as more particularly described on Exhibit F-2 attached hereto.”

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8. The schedules attached hereto as Exhibits F-1 and F-2 are hereby incorporated into the Sublease as Exhibits F-1 and F-2 as if fully set forth therein.

9. The floor plans of the Subleased Premises shall be as set forth in Exhibit B – Second Amended attached hereto, which replaces in its entirety Exhibit B – First Amended attached to the Sublease, and for all purposes of the Sublease, the Subleased Premises, as so depicted on Exhibit B – Second Amended, shall be the Subleased Premises under the Sublease.

10. Confirmation Agreements. At any time and from time to time upon Sublandlord’s request, Sublandlord and Subtenant shall execute a Confirmation Agreement confirming Subtenant’s Share and any other information reasonably requested by Sublandlord pertinent to this Sublease.

11. Integration of Sublease and Controlling Language. This Agreement and the Sublease shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of the Sublease, the terms and provisions of this Agreement, in all instances, shall control and prevail.

12. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is or shall be deemed illegal, invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect and this Agreement shall be interpreted as if such legal, invalid or unenforceable provision did not exist herein.

13. Entire Agreement. This Agreement and the Sublease contain the entire integrated agreement between the parties respecting the subject matter of this Agreement and the Sublease and supersede all prior and contemporaneous understandings and agreement other than the Sublease between the parties respecting the subject matter of this Agreement and the Sublease. There are no representations, agreements, arrangements or understandings, oral or in writing, between or among the parties to this Agreement relating to the subject matter of this Agreement or the Sublease which are not fully expressed in this Agreement and the Sublease, and no party hereto has relied upon any other such representations, agreements, arrangements or understandings. The terms of this Agreement and the Sublease are intended by the parties as the final expression of their agreement with respect to those terms and may not be contradicted by evidence of any prior agreement or of any contemporaneous agreement. The parties further intend that no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Agreement (and, for avoidance of doubt, the Sublease is not extrinsic for this purpose).

14. Successors and Assigns. Each provision of the Sublease and this Agreement shall extend to and shall bind and inure to the benefit of Sublandlord and Subtenant, their respective heirs, legal representatives, and permitted successors and assigns.

15. Time of the Essence. Time is of the essence of this Agreement and the Sublease and each provision hereof.

16. Multiple Counterparts. This Agreement may be executed in counterparts, all of which, when taken together, shall constitute a fully executed instrument.

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17. Authority. Sublandlord and Subtenant each represent and warrant that it has full authority to execute and deliver this Agreement.

18. Real Estate Brokers. Each of Sublandlord and Subtenant represent that it has not dealt with any broker, agent or finder in connection with this Agreement, and that insofar as each party knows, no brokers have participated in the procurement of Subtenant or in the negotiation of this Agreement or are entitled to any commission in connection therewith. Each of Sublandlord and Subtenant shall indemnify and hold the other harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys’ fees) arising from its breach of the foregoing representation.

19. Ratification Generally. Without limiting the terms of Paragraph 2 above, except as amended and modified hereby, the Sublease shall be and shall remain unchanged and in full force and effect in accordance with its terms, and, as the Sublease is amended and modified hereby, the Sublease is hereby ratified, adopted and confirmed.

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IN WITNESS WHEREOF, the parties hereto have executed this Ratification Agreement and First Amendment to Sublease as of the day and year first above written.

SUBLANDLORD: HYATT CORPORATION, a Delaware corporation

By:	/s/ Kirk A. Rose
Name:	Kirk A. Rose
Title:	Senior Vice President Finance

SUBTENANT: H GROUP HOLDING, INC., a Delaware corporation

By:	/s/ John Stellato
Name:	John Stellato
Title:	Executive Vice President

ACKNOWLEDGMENT OF MASTER LANDLORD

The undersigned, being the Master Landlord described in that certain Ratification Agreement and First Amendment to Sublease to which this Acknowledgment of Master Landlord is attached (the “Sublease Amendment”), hereby acknowledges the modifications made to the Original Sublease pursuant to the Initial Confirmation Agreement and the Sublease Amendment, hereby consents to such modifications and agrees that such modifications are not contrary to the terms of the Master Lease, and agrees that that certain Master Landlord Recognition Agreement dated as of June 15, 2004, by and among the undersigned, Sublandlord and Subtenant (the “Recognition Agreement”), remains in full force and effect and shall apply to the Original Sublease as modified by the Initial Confirmation Agreement and the Sublease Amendment.

The undersigned further covenants and agrees that in the event the Sublease shall become a Direct Lease (as defined in the Recognition Agreement), Landlord, at all times during the term of the Direct Lease, shall make available to Subtenant, the Other 10th Floor Subtenants and the Other 47th Floor Subtenants such portion of the Common 10th Floor Master Leased Space and of the Common 47th Floor Master Leased Space, if applicable, that is not leased to Subtenant or any of the Other 10th Floor Subtenants and Other 47th Floor Subtenants to give effect to the terms and provisions of Paragraph 19 of the Sublease (as modified by Paragraph 7 of the Sublease Amendment).

Capitalized terms not otherwise defined herein shall have the same meanings as are ascribed to such terms in the Sublease Amendment.

FRANKMON LLC, a Delaware limited liability company

By:	/s/ J. Kevin Poorman
J. Kevin Poorman
Its:	President

EXHIBIT B – SECOND AMENDED

FLOOR PLANS OF THE SUBLEASED PREMISES

10TH FLOOR

(See Attached)

FLOOR PLAN BOOK

Hyatt Subleases

December 19, 2006

10

CC Development Group
Hyatt (Mail Room)
H Group Holding
Common Master Leased Space

EXHIBIT B – SECOND AMENDED

FLOOR PLANS OF THE SUBLEASED PREMISES

47TH FLOOR

(See Attached)

FLOOR PLAN BOOK

Hyatt Subleases

December 21, 2006

47

TPO
PRG
H Group
Hyatt
Common Master Leased Space

EXHIBIT E – SECOND AMENDED

NET RENT SCHEDULE

A. OFFICE PREMISES FLOOR 10 (7,127 FEET OF RENTABLE AREA)

TIME PERIOD	NET RENT PER SQUARE FOOT OF RENTABLE AREA	ANNUAL NET RENT	MONTHLY INSTALLMENT OF NET RENT
Additional 17th Floor Premises Rent Commencement Date – January 31, 2008	$26.89	$191,645.03	$15,970.42
February 1, 2008 – January 31, 2009	$27.43	$195,493.61	$16,291.13
February 1, 2009 – January 31, 2010	$27.98	$199,413.46	$16,617.79
February 1, 2010 – January 31, 2011	$28.54	$203,404.58	$16,950.38
February 1, 2011 – January 31, 2012	$29.11	$207,466.97	$17,288.91
February 1, 2012 – January 31, 2013	$29.69	$211,600.63	$17,633.39
February 1, 2013 – January 31, 2014	$30.29	$215,876.83	$17,989.74
February 1, 2014 – January 31, 2015	$30.89	$220,153.03	$18,346.09
February 1, 2015 – January 31, 2016	$31.51	$224,571.77	$18,714.31
February 1, 2016 – January 31, 2017	$32.14	$229,061.78	$19,088.48
February 1, 2017 – January 31, 2018	$32.78	$233,623.06	$19,468.59
February 1, 2018 – January 31, 2019	$33.44	$238,326.88	$19,860.57
February 1, 2019 – February 29, 2020	$34.11	$243,101.97	$20,258.50

E-1

B. OFFICE PREMISES FLOOR 47 (1,378 FEET OF RENTABLE AREA)

TIME PERIOD	NET RENT PER SQUARE FOOT OF RENTABLE AREA	ANNUAL NET RENT	MONTHLY INSTALLMENT OF NET RENT
Additional 17th Floor Premises Rent Commencement Date – June 30, 2007	$27.78	$38,280.84	$3,190.07
July 1, 2007 – June 30, 2008	$28.34	$39,052.52	$3,254.38
July 1, 2008 – June 30, 2009	$28.91	$39,837.98	$3,319.83
July 1, 2009 – June 30, 2010	$29.49	$40,637.22	$3,386.44
July 1, 2010 – June 30, 2011	$30.08	$41,450.24	$3,454.19
July 1, 2011 – June 30, 2012	$30.68	$42,277.04	$3,523.09
July 1, 2012 – June 30, 2013	$31.29	$43,117.62	$3,593.14
July 1, 2013 – June 30, 2014	$31.92	$43,985.76	$3,665.48
July 1, 2014 – June 30, 2015	$32.55	$44,853.90	$3,737.83
July 1, 2015 – June 30, 2016	$33.21	$45,763.38	$3,813.62
July 1, 2016 – June 30, 2017	$33.87	$46,672.86	$3,889.41
July 1, 2017 – June 30, 2018	$34.55	$47,609.90	$3,967.49
July 1, 2018 – June 30, 2019	$35.24	$48,560.72	$4,046.73
July 1, 2019 – February 29, 2020	$35.94	$49,525.32	$4,127.11

E-2

EXHIBIT F-1

COMMON 10th FLOOR MASTER LEASED SPACE

(See Attached)

F-1-1

The Hyatt Center 10th Floor Calculations	The Environments Group

December 19, 2006

Tenant	USF	Add-on Factor	RSF	Common Master Leased Space Allocation	Net Calculated RSF
CC Development Group	17,137	1.118	19,163	3,895	23,058
Hyatt Corp	742	1.118	830	169	998
H Group Holding	5,297	1.118	5,923	1,204	7,127
Common Master Leased Space	4,711	1.118	5,268	(5,268)	0

Total - 10th Floor	27,887	1.118	31,184	0	31,184

F-1-2

EXHIBIT F-2

COMMON 47th FLOOR MASTER LEASED SPACE

(See Attached)

F-2-1

The Hyatt Center 47th Floor Calculations	The Environments Group

December 21, 2006

Tenant	USF	Add-on Factor	RSF	Common Master Leased Space Allocation	Net Calculated RSF
H Group	1,055	1.119	1,181	197	1,378
PRG	11,821	1.119	13,227	2,209	15,436
TPO	9,868	1.119	11,042	1,844	12,886
Hyatt	2,811	1.119	3,145	525	3,671
Common Master Leased Space	4,268	1.119	4,776	(4,776)	0

Total - 47th Floor	29,823	1.119	33,371	0	33,371

F-2-2

SECOND AMENDMENT TO SUBLEASE

THIS SECOND AMENDMENT TO SUBLEASE (this “Agreement”) is made as of the 31st day of October, 2007, but shall be deemed effective as of the 1st day of July, 2007 (the “Effective Date”), between HYATT CORPORATION, a Delaware corporation (“Sublandlord”), and H GROUP HOLDING, INC., a Delaware corporation (“Subtenant”), with reference to the following:

RECITALS:

A. Sublandlord and Subtenant heretofore entered into a certain Sublease dated as of June 15, 2004 (the “Original Sublease”), pursuant to which Subtenant subleased from Sublandlord certain premises in the building located at 71 South Wacker Drive, Chicago, Illinois, and known as Hyatt Center (the “Building”).

B. The Original Sublease has been amended by that certain Confirmation Agreement dated as of July 1, 2006 (the “Initial Confirmation Agreement”) and by that certain Ratification Agreement and First Amendment to Sublease dated as of February 1, 2007 (the “First Amendment”). The Original Sublease, as amended by the Initial Confirmation Agreement and the First Amendment, is herein referred to as the “Sublease.”

C. The space leased by Subtenant pursuant to the Sublease, which currently contains approximately 8,505 square feet of Rentable Area on a portion of the 10th and 47th floors, is herein referred to as the “Existing Subleased Premises.”

D. Sublandlord and Subtenant desire to amend the Sublease to provide for, among other things, the surrender by Subtenant to Sublandlord, and the elimination from the Existing Subleased Premises, of a portion of the Existing Subleased Premises located on the 10th floor of the Building, all subject to the terms and conditions herein set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, Sublandlord and Subtenant agree as follows:

1. Incorporation and Defined Terms. The recital paragraphs set forth above are hereby incorporated herein as if fully set forth herein. Capitalized terms not otherwise defined herein shall have the same meanings as are ascribed to such terms in the Sublease.

2. Surrender.

(a) On the Effective Date, Subtenant surrendered possession to Sublandlord of a portion of the Existing Subleased Premises (the “Surrender Space”) located on the 10th floor of the Building, such Surrender Space containing 2,745 square feet of Rentable Area and being depicted more particularly on Exhibit G attached hereto (the “Surrender Space”), free and clear of any rights, claims or encumbrances of others, and, except as otherwise herein provided, in the condition required pursuant to Article 13 of the Master Lease.

(b) Subtenant hereby represents and warrants to Sublandlord the following as of the Effective Date: (i) Subtenant owns and holds the entire Subtenant’s interest under the Sublease; (ii) other than the Sublease, there exists no sublease affecting the Surrender Space or any part thereof; (iii) Subtenant has not assigned or encumbered Subtenant’s interest under the Sublease or any part thereof; (iv) the Surrender Space is free of any lien, claim or encumbrance of any person claiming by, through or under Subtenant and no contracts for the furnishing of any labor or materials with respect to improvements or alterations in or about the Surrender Space let by Subtenant are outstanding or unpaid; (v) no improvements or alterations in or about the Surrender Space have been made by or on behalf of Subtenant except in accordance with the terms and provisions of the Sublease; (vi) Subtenant has full right, power and authority to enter into this Agreement without the consent or approval of any person, and (vii) Subtenant has no knowledge of any fact or circumstance which would give rise to any claim, demand, action or cause of action arising out of or in connection with Subtenant’s leasing or surrender of the Surrender Space.

(c) Subtenant shall defend, indemnify and save Sublandlord harmless from and against all loss or damage sustained by Sublandlord (including all reasonable expenses, costs and attorneys fees of Sublandlord in any action or defense undertaken by Sublandlord to protect itself from such loss or damage) resulting from any breach by Subtenant of the representations, warranties and covenants made herein, and from any lien, charge, encumbrance or claim pertaining to Subtenant’s leasing of the Surrender Space on or prior to the Effective Date.

3. Subleased Premises. Except as expressly set forth herein to the contrary, from and after the Effective Date, all references in the Sublease and this Agreement to the Subleased Premises shall be deemed to be references to the Existing Subleased Premises less the Surrender Space.

4. Rentable Area. Effective as of the Effective Date, the Subleased Premises shall consist of 5,760 square feet of Rentable Area, comprised of (i) the 10th Floor Subleased Premises, containing 4,382 square feet of Rentable Area, and (ii) the 47th Floor Subleased Premises, containing 1,378 square feet of Rentable Area.

5. Net Rent. Effective as of the Effective Date, (i) Exhibit E – Second Amended of the Sublease shall be deleted in its entirety and Exhibit E – Third Amended attached hereto shall be substituted therefor and (ii) the Net Rent payable by Subtenant to Sublandlord in respect of the Subleased Premises from and after the Effective Date shall be as set forth on Exhibit E – Third Amended attached hereto.

6. Subtenant’s Share. Subject to adjustment from time to time in accordance with Paragraph 1.5 of the Original Sublease, effective as of the Effective Date, Subtenant’s Share shall be adjusted to 1.81% (calculated by dividing the 5,760 square feet of Rentable Area of the Subleased Premises by the 317,826 square feet of Rentable Area of the Master Premises).

7. Utilities, Service Contracts and Post Effective Date Charges. Subtenant shall pay and be responsible for, and agrees to indemnify and hold harmless Sublandlord against, any utility charges relating to the Surrender Space which shall have accrued prior to the Effective Date. Subtenant also shall pay and be responsible for such obligations relating to the Surrender Space as shall have

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arisen or accrued on or prior to the Effective Date and such other obligations, such as the final payment and reconciliation of Additional Rent, as are not ascertainable until a date subsequent to the Effective Date. Any year-end adjustments to Additional Rent relating to the Surrender Space shall be made at the time, in the manner, and otherwise in accordance with the terms of the Sublease.

8. Effective as of the Effective Date, the floor plans of the Subleased Premises shall be as set forth in Exhibit B – Third Amended attached hereto, which replaces in its entirety Exhibit B – Second Amended attached to the Sublease, and for all purposes of the Sublease, the Subleased Premises, as so depicted on Exhibit B – Third Amended, shall be the Subleased Premises under the Sublease.

9. Effective as of the Effective Date, the allocation of the Common 10 th Floor Master Leased Space shall be as set forth in Exhibit F-1 – First Amended attached hereto, which replaces in its entirety Exhibit F-1 attached to the Sublease, and for all purposes of the Sublease, the allocation of the Common 10th Floor Master Leased Space as so described on Exhibit F-1 – First Amended, effective as of the Effective Date, shall reflect the allocation of the Common 10th Floor Master Leased Space among Subtenant and the Other 10th Floor Subtenants.

10. Integration of Lease and Controlling Language. This Agreement and the Sublease shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of the Sublease, the terms and provisions of this Agreement, in all instances, shall control and prevail.

11. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is or shall be deemed illegal, invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect and this Agreement shall be interpreted as if such legal, invalid or unenforceable provision did not exist herein.

12. Entire Agreement. This Agreement and the Sublease contain the entire integrated agreement between the parties respecting the subject matter of this Agreement and the Sublease and supersede all prior and contemporaneous understandings and agreement other than the Sublease between the parties respecting the subject matter of this Agreement and the Sublease. There are no representations, agreements, arrangements or understandings, oral or in writing, between or among the parties to this Agreement relating to the subject matter of this Agreement or the Sublease which are not fully expressed in this Agreement and the Sublease, and no party hereto has relied upon any other such representations, agreements, arrangements or understandings. The terms of this Agreement and the Sublease are intended by the parties as the final expression of their agreement with respect to those terms and may not be contradicted by evidence of any prior agreement or of any contemporaneous agreement. The parties further intend that no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Agreement (and, for avoidance of doubt, the Sublease is not extrinsic for this purpose).

13. Successors and Assigns. Each provision of the Sublease and this Agreement shall extend to and shall bind and inure to the benefit of Sublandlord and Subtenant, their respective heirs, legal representatives, and permitted successors and assigns.

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14. Time of the Essence. Time is of the essence of this Agreement and the Sublease and each provision hereof.

15. Multiple Counterparts. This Agreement may be executed in counterparts, all of which, when taken together, shall constitute a fully executed instrument.

16. Authority. Sublandlord and Subtenant each represent and warrant that it has full authority to execute and deliver this Agreement.

17. Real Estate Brokers. Each of Sublandlord and Subtenant represent that it has not dealt with any broker, agent or finder in connection with this Agreement, and that insofar as each party knows, no brokers have participated in the procurement of Subtenant or in the negotiation of this Agreement or are entitled to any commission in connection therewith. Each of Sublandlord and Subtenant shall indemnify and hold the other harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys’ fees) arising from its breach of the foregoing representation.

18. Ratification Generally. Except as amended and modified hereby, the Sublease shall be and shall remain unchanged and in full force and effect in accordance with its terms, and, as the Sublease is amended and modified hereby, the Sublease is hereby ratified, adopted and confirmed.

19. Exhibits. The exhibit attached hereto as Exhibit G is hereby incorporated in the Sublease as Exhibit G as if fully set forth therein.

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IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Second Amendment to Sublease as of the date and year first above written.

SUBLANDLORD:

HYATT CORPORATION, a Delaware corporation

By:	/s/ Mark S. Hoplamazian
Name:	Mark S. Hoplamazian
Title:	President and Chief Executive Officer

SUBTENANT:

H GROUP HOLDING, INC., a Delaware corporation

By:	/s/ Glen Miller
Name:	Glen Miller
Title:	Vice President

ACKNOWLEDGMENT OF MASTER LANDLORD

The undersigned, being the Master Landlord described in that certain Second Amendment to Sublease to which this Acknowledgment of Master Landlord is attached (the “Second Amendment”), hereby acknowledges the modifications made to the Original Sublease pursuant to the Initial Confirmation Agreement, the First Amendment and the Second Amendment (collectively, the “Sublease”), hereby consents to such modifications and agrees that such modifications are not contrary to the terms of the Master Lease, and agrees that certain Master Landlord Recognition Agreement dated as of June 15, 2004, by and among the undersigned, Sublandlord and Subtenant (the “Recognition Agreement”), remains in full force and effect and shall apply to the Sublease.

The undersigned further covenants and agrees that in the event the Sublease shall become a Direct Lease (as defined in the Recognition Agreement), Landlord, at all times during the term of the Direct Lease, shall make available to Subtenant, the Other 10th Floor Subtenants and the Other 47th Floor Subtenants such portion of the Common 10th Floor Master Leased Space and of the Common 47th Floor Master Leased Space, if applicable, that is not leased to Subtenant or any of the Other 10th Floor Subtenants and Other 47th Floor Subtenants to give effect to the terms and provisions of Paragraph 19 of the Original Sublease (as modified by Paragraph 7 of the First Amendment).

Capitalized terms not otherwise defined herein shall have the same meanings as are ascribed to such terms in the Sublease.

FRANKMON LLC, a Delaware limited liability company

By:	/s/ John Kevin Poorman
John Kevin Poorman
Its	President

EXHIBIT B – THIRD AMENDED

FLOOR PLANS OF THE SUBLEASED PREMISES

10TH FLOOR

(See Attached)

Third Amended B-1

FLOOR PLAN BOOK

Hyatt Subleases

September 21, 2007

Hyatt Expansion Space
10
CC Development Group
Hyatt
H Group Holding
Common Master Leased Space

Third Amended B-2

EXHIBIT B – THIRD AMENDED

FLOOR PLANS OF THE SUBLEASED PREMISES

47TH FLOOR

(See Attached)

Third Amended B-3

FLOOR PLAN BOOK

Hyatt Subleases

December 21, 2006

47

TPO

PRG

H Group

Hyatt

Common Master Leased Space

Third Amended B-4

EXHIBIT E – THIRD AMENDED

NET RENT SCHEDULE

A. OFFICE PREMISES FLOOR 10 (4,382 FEET OF RENTABLE AREA)

TIME PERIOD	NET RENT PER SQUARE FOOT OF RENTABLE AREA	ANNUAL NET RENT	MONTHLY INSTALLMENT OF NET RENT
Effective Date – January 31, 2008	$26.89	$117,831.98	$9,819.33
February 1, 2008 – January 31, 2009	$27.43	$120,198.26	$10,016.52
February 1, 2009 – January 31, 2010	$27.98	$122,608.36	$10,217.36
February 1, 2010 – January 31, 2011	$28.54	$125,062.28	$10,421.86
February 1, 2011 – January 31, 2012	$29.11	$127,560.02	$10,630.00
February 1, 2012 – January 31, 2013	$29.69	$130,101.58	$10,841.80
February 1, 2013 – January 31, 2014	$30.29	$132,730.78	$11,060.90
February 1, 2014 – January 31, 2015	$30.89	$135,359.98	$11,280.00
February 1, 2015 – January 31, 2016	$31.51	$138,076.82	$11,506.40
February 1, 2016 – January 31, 2017	$32.14	$140,837.48	$11,736.46
February 1, 2017 – January 31, 2018	$32.78	$143,641.96	$11,970.16
February 1, 2018 – January 31, 2019	$33.44	$146,534.08	$12,211.17
February 1, 2019 – February 29, 2020	$34.11	$149,470.02	$12,455.84

Third Amended E-1

B. OFFICE PREMISES FLOOR 47 (1,378 FEET OF RENTABLE AREA)

TIME PERIOD	NET RENT PER SQUARE FOOT OF RENTABLE AREA	ANNUAL NET RENT	MONTHLY INSTALLMENT OF NET RENT
Effective Date – June 30, 2008	$28.34	$39,052.52	$3,254.38
July 1, 2008 – June 30, 2009	$28.91	$39,837.98	$3,319.83
July 1, 2009 – June 30, 2010	$29.49	$40,637.22	$3,386.44
July 1, 2010 – June 30, 2011	$30.08	$41,450.24	$3,454.19
July 1, 2011 – June 30, 2012	$30.68	$42,277.04	$3,523.09
July 1, 2012 – June 30, 2013	$31.29	$43,117.62	$3,593.14
July 1, 2013 – June 30, 2014	$31.92	$43,985.76	$3,665.48
July 1, 2014 – June 30, 2015	$32.55	$44,853.90	$3,737.83
July 1, 2015 – June 30, 2016	$33.21	$45,763.38	$3,813.62
July 1, 2016 – June 30, 2017	$33.87	$46,672.86	$3,889.41
July 1, 2017 – June 30, 2018	$34.55	$47,609.90	$3,967.49
July 1, 2018 – June 30, 2019	$35.24	$48,560.72	$4,046.73
July 1, 2019 – February 29, 2020	$35.94	$49,525.32	$4,127.11

Third Amended E-2

EXHIBIT F-1 – FIRST AMENDED

COMMON 10TH FLOOR MASTER LEASED SPACE

The Hyatt Center 10th Floor Calculations September 21, 2007	The Environments Group

Tenant	USF	Add-on Factor	RSF	Common Master Leased Space Allocation	Net Calculated RSF
CC Development Group	17,137	1.118	19,163	3,895	23,058
Hyatt Corp	742	1.118	830	169	999
Hyatt Corp - Expansion	2,040	1.118	2,281	464	2,745
H Group Holding	3,257	1.118	3,642	740	4,382
Common Master Leased Space	4,711	1 118	5,268	(5,268)	0

Total - 10th Floor	27,887	1.118	31,184	0	31,184

First Amended F-1-1

EXHIBIT G

SURRENDER SPACE

(See Attached)

G-1

FLOOR PLAN BOOK

Hyatt Subleases

June 27, 2007

10

G-2

THIRD AMENDMENT TO SUBLEASE

THIS THIRD AMENDMENT TO SUBLEASE (this “Third Amendment”) is made as of the 1st day of May, 2008, but shall be deemed effective as of the 1st day of April, 2008 (the “Effective Date”), between HYATT CORPORATION, a Delaware corporation (“Sublandlord”), and H GROUP HOLDING, INC., a Delaware corporation (“Subtenant”), with reference to the following:

RECITALS:

A. Sublandlord and Subtenant heretofore entered into a certain Sublease dated as of June 15, 2004 (the “Original Sublease”), pursuant to which Subtenant subleased from Sublandlord certain premises in the building located at 71 South Wacker Drive, Chicago, Illinois, and known as Hyatt Center (the “Building”).

B. The Original Sublease has been amended by that certain Confirmation Agreement dated as of July 1, 2006 (the “Initial Confirmation Agreement”), by that certain Ratification Agreement and First Amendment to Sublease dated as of February 1, 2007 (the “First Amendment”), and by that certain Second Amendment to Sublease dated as of October 31, 2007 (the “Second Amendment”). The Original Sublease, as amended by the Initial Confirmation Agreement, the First Amendment and the Second Amendment, is herein referred to as the “Sublease.”

C. The space leased by Subtenant pursuant to the Sublease contains approximately 5,760 square feet of Rentable Area, comprised of 4,382 square feet of Rentable Area on the 10th floor of the Building and 1,378 square feet of Rentable Area on the 47th floor of the Building.

D. Subtenant, pursuant to the Sublease, currently licenses the use of seven (7) memberships to the Fitness Center.

E. Sublandlord and Subtenant desire to amend the Sublease to provide for Subtenant’s relinquishment of five (5) of such memberships, subject to the terms and conditions herein set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, Sublandlord and Subtenant agree as follows:

1. Incorporation and Defined Terms. The recital paragraphs set forth above are hereby incorporated herein as if fully set forth herein. Capitalized terms not otherwise defined herein shall have the same meanings as are ascribed to such terms in the Sublease.

2. Fitness Center. Effective as of the Effective Date, Paragraph 10.3 of the Original Sublease (as modified by Paragraph 6 of the First Amendment) shall be deleted in its entirety and the following is hereby substituted therefor:

“10.3. Fitness Center. At all times during which Subtenant is a Subtenant Permittee, Subtenant shall license from Sublandlord two (2) memberships to the Fitness Center. Subtenant shall pay for such memberships at the same time and in the same amount and manner as Sublandlord in accordance with the Master Lease. The number of memberships stated herein shall not be subject to change except as otherwise expressly agreed by Sublandlord and Subtenant in writing.”

3. Confirmation Agreements. At any time and from time to time upon either Sublandlord’s or Subtenant’s request, Sublandlord and Subtenant shall execute a Confirmation Agreement confirming Subtenant’s Share and any other information reasonably requested by Sublandlord or Subtenant pertinent to this Sublease.

4. No Offer. Submission of this Third Amendment by Sublandlord to Subtenant is not an offer to enter into this Third Amendment but rather is a solicitation for such an offer from Subtenant. Sublandlord shall not be bound by this Third Amendment until Sublandlord has executed and delivered the same to Subtenant.

5. Integration of Sublease and Controlling Language. This Third Amendment and the Sublease shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Third Amendment and the terms and provisions of the Sublease, the terms and provisions of this Third Amendment, in all instances, shall control and prevail.

6. Severability. If any provision of this Third Amendment or the application thereof to any person or circumstance is or shall be deemed illegal, invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect and this Third Amendment shall be interpreted as if such legal, invalid or unenforceable provision did not exist herein.

7. Entire Agreement. This Third Amendment and the Sublease contain the entire integrated agreement between the parties respecting the subject matter of this Third Amendment and the Sublease and supersede all prior and contemporaneous understandings and agreement other than the Sublease between the parties respecting the subject matter of this Third Amendment and the Sublease. There are no representations, agreements, arrangements or understandings, oral or in writing, between or among the parties to this Third Amendment relating to the subject matter of this Third Amendment or the Sublease which are not fully expressed in this Third Amendment and the Sublease, and no party hereto has relied upon any other such representations, agreements, arrangements or understandings. The terms of this Third Amendment and the Sublease are intended by the parties as the final expression of their agreement with respect to those terms and may not be contradicted by evidence of any prior agreement or of any contemporaneous agreement. The parties further intend that no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Third Amendment (and, for avoidance of doubt, the Sublease is not extrinsic for this purpose).

8. Successors and Assigns. Each provision of the Sublease and this Third Amendment shall extend to and shall bind and inure to the benefit of Sublandlord and Subtenant, their respective heirs, legal representatives, and permitted successors and assigns.

9. Time of the Essence. Time is of the essence of this Third Amendment and the Sublease and each provision hereof.

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10. Multiple Counterparts. This Third Amendment may be executed in counterparts, all of which, when taken together, shall constitute a fully executed instrument.

11. Authority. Sublandlord and Subtenant each represent and warrant that it has full authority to execute and deliver this Third Amendment.

12. Real Estate Brokers. Each of Sublandlord and Subtenant represent that it has not dealt with any broker, agent or finder in connection with this Third Amendment, and that insofar as each party knows, no brokers have participated in the procurement of Subtenant or in the negotiation of this Third Amendment or are entitled to any commission in connection therewith. Each of Sublandlord and Subtenant shall indemnify and hold the other harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys’ fees) arising from its breach of the foregoing representation.

13. Ratification Generally. Except as amended and modified hereby, the Sublease shall be and shall remain unchanged and in full force and effect in accordance with its terms, and, as the Sublease is amended and modified hereby, the Sublease is hereby ratified, adopted and confirmed.

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IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Third Amendment to Sublease as of the date first above written.

SUBLANDLORD: HYATT CORPORATION, a Delaware corporation

By:	/s/ Randa Saleh
Name:	Randa Saleh
Title:	Vice President-Controller

SUBTENANT: H GROUP HOLDING, INC., a Delaware corporation

By:	/s/ Glen Miller
Name:	Glen Miller
Title:	Vice President

ACKNOWLEDGMENT OF MASTER LANDLORD

The undersigned, being the Master Landlord described in that certain Third Amendment to Sublease to which this Acknowledgment of Master Landlord is attached (the “Third Amendment”), hereby acknowledges the modifications made to the Original Sublease pursuant to the Initial Confirmation Agreement, the First Amendment, the Second Amendment and the Third Amendment (collectively, the “Sublease”), hereby consents to such modifications and agrees that such modifications are not contrary to the terms of the Master Lease, and agrees that certain Master Landlord Recognition Agreement dated as of June 15, 2004, by and among the undersigned, Sublandlord and Subtenant (the “Recognition Agreement”), remains in full force and effect and shall apply to the Sublease.

The undersigned further covenants and agrees that in the event the Sublease shall become a Direct Lease (as defined in the Recognition Agreement), Landlord, at all times during the term of the Direct Lease, shall make available to Subtenant, the Other 10th Floor Subtenants and the Other 47th Floor Subtenants such portion of the Common 10th Floor Master Leased Space and of the Common 47th Floor Master Leased Space, if applicable, that is not leased to Subtenant or any of the Other 10th Floor Subtenants and Other 47th Floor Subtenants to give effect to the terms and provisions of Paragraph 19 of the Original Sublease (as modified by Paragraph 7 of the First Amendment).

Capitalized terms not otherwise defined herein shall have the same meanings as are ascribed to such terms in the Sublease.

FRANKMON LLC, a Delaware limited liability company

By:	/s/ John Kevin Poorman
John Kevin Poorman
Its:	President